UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SUMMIT HEALTHCARE REIT, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Summit Healthcare REIT, Inc.

2 South Pointe Drive, Suite 100

Lake Forest, CA 92630

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held October 28, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Summit Healthcare REIT, Inc., to be held October 28, 2015, at 10:00 a.m. local time at our corporate offices located at 2 South Pointe Drive, Suite 100 in Lake Forest, CA 92630. Directions to the annual meeting can be obtained by calling (800) 978-8136 or visiting www.summithealthcarereit.com.

We are holding this meeting to:

1.	Elect three directors to hold office for one-year terms expiring in 2016.

Your Board of Directors recommends a vote FOR each nominee.

2.	Approve the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan. Your Board of Directors recommends a vote FOR approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan.

3..	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your Board of Directors has selected August 31, 2015 as the record date for determining stockholders entitled to vote at the annual meeting.

The Proxy Statement and Proxy Card are being mailed to you on or about September 28, 2015. The Annual Report to Stockholders was mailed to you on March 31, 2015, or emailed to you on March 27, 2015, if you have elected to receive stockholder communications from us by email.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 2015:

Our Proxy Statement, form of Proxy Card and 2014 Annual Report to Stockholders are also available at https://www.proxy-direct.com/sum-26852. Thank you for your support of Summit Healthcare REIT, Inc.

Sincerely,

September 28, 2015	Kent Eikanas
Lake Forest, California	President and Chief Operating Officer

SUMMIT HEALTHCARE REIT, INC.

2 South Pointe Drive, Suite 100

Lake Forest, California 92630

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 28, 2015

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Summit Healthcare REIT, Inc. (“we,” “us,” “Summit” or the “Company”), a Maryland corporation, of proxies for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 28, 2015, at 10:00 a.m. local time at our executive offices, 2 South Pointe Drive, Suite 100, Lake Forest, CA 92630, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

This Proxy Statement, form of proxy and voting instructions are first being mailed or given to stockholders on or about September 28, 2015.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on August 31, 2015 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, there were 23,027,978 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

For those stockholders with Internet access, we encourage you to vote via the Internet, since it is quick, convenient and provides a cost savings to the Company. When you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card. Internet voting is permitted by Section 2-507(c)(3) of the Maryland General Corporation Law. Alternatively, you may simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the three nominees named herein, FOR the approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan, and, if any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Your vote is important. You can save the expense of a second mailing by voting promptly.

Required Vote

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Election of Directors. A majority of the votes present in person or by proxy at the Annual Meeting is required for the election of the directors. This means that a director nominee needs to receive more votes for his or her election than against his or her election in order to be elected to the Board. Because of this majority vote requirement, withheld votes will have the effect of a vote against each nominee for director. As described in more detail below, broker non-votes will also have the effect of a vote against each nominee for director.

Approval of Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan. The affirmative vote of a majority of the total votes cast at the Annual Meeting for or against the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan is required to adopt the plan. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this matter.

Other Matters. Our Board does not presently intend to bring any business before the Annual Meeting other than the proposals identified in the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matters to be raised at the Annual Meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. The election of directors and the approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan are considered non-routine matters; therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director or for the approval of such plan. If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote “AGAINST” the election of each of the three nominees named herein but will have no effect on the approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan.

 Revocation of Proxies

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	providing written notice of such revocation to our Corporate Secretary;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the Annual Meeting.

Proxy Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, we may also solicit proxies by telephone or in person. We have engaged Computershare Fund Services to assist with the solicitation of proxies in conjunction with the Annual Meeting. We anticipate that the aggregate fees for these services will be between $22,000 and $25,000. However, the exact cost will depend on the amount and types of services rendered. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our executive officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of three members, Paul Danchik, Daniel Johnson and. J. Steven Roush, all of whom have been determined by the Board to be “independent” as that term is defined under our charter, the NASDAQ listing standards and the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board has proposed the following nominees for election as directors, each to serve for a one year term ending at the 2016 Annual Meeting of Stockholders: Paul Danchik, J. Steven Roush and Suzanne Koenig. With the exception of Ms. Koenig, each nominee currently serves as a director, and, if re-elected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement. Daniel Johnson will not stand for re-election.

We expect each nominee standing for election or re-election, as the case may be, as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

ALL NOMINEES TO BE ELECTED AS DIRECTORS

The principal occupation and certain other information about the nominees are set forth below.

Paul Danchik, age 65, serves on the Audit, Independent Directors, Compensation, and Investment committees. Mr. Danchik chairs the Compensation and Investment committees. Mr. Danchik’s terms on the Board and the committees noted above expire on the date of the 2015 Annual Meeting. Mr. Danchik retired in 2003 as Senior Vice President for Warner Media Services, a division of Time Warner, Inc. Mr. Danchik was a member of the Executive Management Team of Warner Media Services and was responsible for their Consumer Products Division. Mr. Danchik began his career with Ivy Hill Packaging in 1973, which was acquired by Time Warner, Inc. in 1989. From 2005-2009, Mr. Danchik served in various development roles for Acres of Love, a non-profit organization licensed in South Africa that operates homes to rescue and care for vulnerable children living with or affected by HIV/AIDS, and Mr. Danchik currently serves on the Acres of Love Board of Directors. Mr. Danchik earned a Bachelor of Science Degree in Business Administration from the University of La Verne and graduated from the Master’s Program, an executive leadership course. Mr. Danchik also holds a current California State Real Estate license.

Mr. Danchik brings to the Board over 30 years of demonstrated management ability, and he is a well-rounded business executive with financial, legal, sales and operations exposure at senior levels. Mr. Danchik also has extensive board service experience. His service on our Board since 2006 provides him with knowledge and perspective regarding our operations and investments and, recently, he participated in the strategic decision process to reposition the REIT from its’ ownership of industrial properties and to alternatively acquire healthcare properties. In addition, he has served on the boards of directors for several non-profit organizations and participated in a number of formal seminars designed to promote effective board governance skills. In the course of his career, Mr. Danchik has cultivated strong communication and consensus building skills, which are assets to our Board.

J. Steven Roush, CPA, age 69, serves on the Audit, Independent Directors, Compensation and Investment Committees. Mr. Roush chairs the Audit Committee. Mr. Roush’s terms on the Board and the Committees noted above expire on the date of the 2015 Annual Meeting. Mr. Roush retired from PricewaterhouseCoopers in 2007 after 39 years, 30 of those as a Partner. Mr. Roush brings experience in a diverse number of industries ranging from manufacturing, non-profits and retail (restaurants) with a concentration in real estate, (office, residential, hospitality and commercial) telecommunications and pharmaceutical. He has a background in dealing with both private and public company boards of directors. Mr. Roush has a Bachelor of Science Degree in Accounting from Drake University and an Advanced Professional Director Certification from the American College of Corporate Directors.

Mr. Roush brings to the Board years of dealing with the SEC and its various regulatory filings, Sarbanes Oxley (SOX 404) implementation and maintenance and the experience of working with many diverse boards running across varied industries. Over the years, he has served as an office managing partner, an SEC Review Partner (over 20 years) and a Risk Management Partner. Mr. Roush currently serves as a member of the Board and Chairman of the Audit Committee of AirTouch Communications, Inc., a public telecommunications device company and a member of the Board and Chairman of the Audit Committee of STAAR Surgical Company, a public ophthalmic company. He is also a member of the Board and Chairman of the Audit Committee of W.E. Hall Company, a privately held manufacturer and distributor of corrugated pipe and related drainage products. Mr. Roush is also on the Board of Trustees and Chairman of the Audit Committee of the Orange County Museum of Art and had previously served on the Audit Committee of the National American Heart Association. Our Board has determined that Mr. Roush satisfies the SEC’s requirements of an “audit committee financial expert.”

Suzanne Koenig, age 55, is president and founder of SAK Management Services LLC, a nationally recognized long-term care management and healthcare consulting services company. With over 20 years of extensive experience as an owner and operator, Ms. Koenig offers specialized skills in operations improvement, staff development and quality assurance, with particular expertise in marketing, census development and operations enhancement for the whole spectrum of senior housing, long-term care and other healthcare entities requiring turnaround services.

Ms. Koenig's professional experience has included executive positions in marketing, development and operations management for both regional and national health care providers representing property portfolios throughout the United States. Recently Ms. Koenig has been appointed as the Patient Care Ombudsman, Receiver and Chapter 11 Trustee in several of the new Health Care Bankruptcy Filings (Chapter 11 and Chapter 7) with the advent of the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (BAPCPA), including healthcare entities such as physician practices and hospitals.

In addition, Ms. Koenig has served in an advisory and consulting capacity for numerous client engagements involving bankruptcy proceedings as well as in turnaround management situations. She offers proven proficiency in maximizing financial return and cash flow, while maintaining the highest standards of quality care.

Ms. Koenig brings to the Board approximately 30 years of experience in operating long-term care facilities. Ms. Koenig offers the practical perspective of the challenges and opportunities confronting Healthcare Providers in managing the changing dynamics of this industry. She is a Licensed Nursing Home Administrator and a Licensed Social Worker in multiple states where she has worked.

Ms. Koenig also serves as an officer and director for several of the states’ long term care provider associations. Ms. Koenig is the Former Co-Chair of the American Bankruptcy Institute's (ABI) Health Care Committee and Ms. Koenig is a Co-Chair for the Steering Committee of the Midwest Turnaround Management Association (TMA) Chapter.

Ms. Koenig is a frequent speaker for various healthcare industry associations and business affiliates where she conducts continuing education and training programs. She holds a Master of Science Degree from Spertus College, Illinois, and a Bachelor of Social Work Degree from the University of Illinois, Champaign-Urbana, Illinois.

Board Leadership Structure

Our Board is currently comprised of three members, Messrs. Roush and Danchik, and Dan Johnson, who is not standing for re-election, each of whom is an independent director.

Our Board composition and the corporate governance provisions set forth in our charter ensure strong oversight by independent directors. Each of our Board’s standing committees is currently chaired by, and comprised of, independent directors. Although the Board has not established a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separated, the Board has determined it would be preferable, at least for some period of time, that the roles of Chairman and Chief Executive Officer be separated. Currently the position of Chief Executive Officer is vacant. As the current Chairman of the Board, Mr. Johnson is responsible for chairing Board meetings and meetings of stockholders, setting the agendas for Board meetings and providing information to the other directors in advance of meetings and between meetings. We do not currently have a policy requiring the appointment of a lead independent director.

The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks that the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The full Board regularly reviews information regarding the Company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Independent Directors Committee manages risks associated with the independence of the Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our Board to qualify as independent. The Board consults with our legal counsel to ensure that the Board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after reviewing all relevant transactions or relationships between each director, or any of his family members and the Company, our senior management and our independent registered public accounting firm, each member of our Board has been determined to be independent. Furthermore, although our shares are not listed on a national securities exchange, our Board reasonably believes that each member of the Board and, thus, each member of the Board’s Audit Committee, Independent Directors Committee, Compensation Committee and Investment Committee are independent under the NASDAQ listing standards.

Nomination of Candidates for Director Positions

We have determined that we are better served by having the full Board review director nominations. Therefore, we have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating all replacements for vacancies resulting from the departure of independent directors. The full Board participates in the consideration of all other director nominees. Specifically, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board standing for re-election at an upcoming Annual Meeting of Stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee.

The Board believes that potential directors should possess sound judgment, an understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the Board (or the independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who can devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the Board seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

The Board will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Additional Information – Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2014, the Board, as such, formally met four times and took action by unanimous written consent 17 times. During 2014, each of our directors attended all of the meetings of the Board. In addition, each director attended all of the meetings of the committees on which he served during 2014. We encourage our directors to attend our Annual Meetings of Stockholders. All of our directors were present in person at our 2014 Annual Meeting of Stockholders. Our entire Board considers all major decisions concerning our business, including any property acquisitions. However, our Board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The Board has established four standing committees: the Audit Committee, the Independent Directors Committee, the Compensation Committee and the Investment Committee.

Audit Committee

The Audit Committee selects the independent public accountants that audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the Audit Committee are Paul Danchik, Daniel Johnson and J. Steven Roush. J. Steven Roush, CPA serves as the Chairman of the Audit Committee and satisfies the SEC’s requirements of an “audit committee financial expert.” During the fiscal year ended December 31, 2014, the Audit Committee met four times. The Audit Committee has adopted a charter which is available on our website.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, our independent directors approve all transactions between the Company and its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our Independent Directors Committee since the beginning of 2014. In general, our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the full Board and our independent directors. The current members of the Independent Directors Committee are Daniel Johnson (Chairman), Paul Danchik and J. Steven Roush. During the fiscal year ended December 31, 2014, the Independent Directors Committee met 13 times.

Compensation Committee

Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers. Our Compensation Committee also has authority to retain its own legal and other advisors and create and administer incentive compensation and equity-based plans. The current members of the Compensation Committee are Paul Danchik (Chairman), Daniel Johnson and J. Steven Roush. The Compensation Committee met one time during the fiscal year ended December 31, 2014. The Compensation Committee has adopted a charter, which is available on our website.

Investment Committee

Our Investment Committee’s principal responsibility is to review the real estate investments proposed to be made by the Company, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our Investment Committee currently consists of our three independent directors: Paul Danchik (Chairman), Daniel Johnson and J. Steven Roush. During the fiscal year ended December 31, 2014, the Investment Committee met three times.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the Board by mail at: Chairperson of the Audit Committee of Summit Healthcare REIT Inc., 2 South Pointe Drive, Suite 100, Lake Forest, CA 92630. The Chairperson of the Audit Committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers, and our employees. The Code of Business Conduct and Ethics can be accessed through our website: www.summithealthcarereit.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

Executive Officers

Mr. Kent Eikanas is our President and Chief Operating Officer. Our Chief Financial Officer and Treasurer is Ms. Elizabeth Pagliarini. Mr. Peter Elwell was our Vice President throughout 2014 and is currently our Chief Investment Officer.

Kent Eikanas, age 45, currently serves as our President and Chief Operating Officer. From 2008 to 2012, Mr. Eikanas served as Vice President of Senior Housing for Granite Investment Group (“Granite”), where he closed over $100 million in senior housing real estate refinances, dispositions and acquisitions. In addition, Mr. Eikanas managed over $700 million in senior housing assets. Mr. Eikanas was a key contributor to the launch of a skilled nursing operating company based in Dallas, Texas, while at Granite and helped the operating company grow from 14 facilities to 35 facilities. From 2003 to 2008, Mr. Eikanas was the Vice President of Acquisitions for a private real estate company and closed over $200 million in senior housing real estate. Mr. Eikanas has overseen licensing for skilled nursing facilities, assisted living facilities and memory care facilities in California, Texas, Rhode Island, Oregon and Pennsylvania. From 1999 to 2003, Mr. Eikanas worked in sales and real estate for REMAX. Mr. Eikanas graduated from California State University Sacramento with a Bachelor of Arts Degree in Psychology and a minor in Business Administration.

Elizabeth Pagliarini, age 44, currently serves as our Chief Financial Officer. Since 2008, Ms. Pagliarini has served as a principal at The Elizabeth Group, a company she founded to provide out-sourced chief financial officer services to registered investment advisers and broker-dealers, as well as services relating to securities litigation consulting. From 2005 to 2008, Ms. Pagliarini served as chief financial officer and chief compliance officer of an investment bank. Prior to that, she founded a boutique investment bank and registered broker-dealer, and served as chief executive officer and chairwoman of a Nasdaq-listed investment brokerage subsidiary. Ms. Pagliarini received her B.S. in Business Administration with a concentration in Finance from Valparaiso University where she was honored with their highest academic award, the Presidential Scholarship. She is also a Certified Fraud Examiner (CFE) and has studied law and forensic accounting at UCLA. Ms. Pagliarini proudly serves on the Emeritus Board of Directors for Forever Footprints, a non-profit organization that provides support to families that have suffered the loss of a baby during pregnancy or infancy and educates the medical community to improve quality of care and response.

Peter Elwell, CFA, age 42, currently serves as our Chief Investment Officer, where he focuses on the sourcing, underwriting, acquisition and asset management of senior housing facilities. From 2008 through 2011, Mr. Elwell ran a consulting practice providing advice to small business and start-up clients primarily on financial and capital raising matters. From 2002 to 2005, Mr. Elwell was a Vice President at PRIMEDIA, Inc., where he focused on mergers, acquisitions and divestitures. In 2005, Mr. Elwell was appointed CFO of the Company’s digital division, overseeing all financial aspects of the company’s 70 online brands. Mr. Elwell also held senior accounting and finance positions at KPMG and The Walt Disney Company. Mr. Elwell is a Certified Public Accountant (inactive) and a CFA Charterholder.

Executive Compensation

Compensation Philosophy

Our Compensation Committee strives to align the interests of our executive officers and stockholders through a simple and transparent executive compensation program that we established in 2015. We offer our executive officers a combination of fixed and performance-based compensation, with a significant portion of such compensation taking the form of cash and equity bonuses when the Company’s financial and strategic goals, as outlined in our Annual Report filed on Form 10-K, are achieved. We believe that this compensation philosophy strikes the balance of fostering the creation of long-term value for our stockholders, incentivizing and retaining our talented executive team and promoting prudent risk management.

Compensation Discussion

We became a self-managed REIT upon the effective termination of our Advisory Agreement with Cornerstone Realty Advisors, LLC (“CRA”) on April 1, 2014. Our transition to self-management required us to internalize our operations and hire employees and an executive team for the first time in our company’s history. This transition, coupled with the repositioning strategy we initiated in 2012, created a challenging environment for us and our executive team. Nonetheless, since 2012 and, specifically, over the last 17 months, our executive team has successfully completed all three phases of our repositioning strategy, culminating with raising institutional third party capital in the form of a joint venture agreement with Best Years, LLC (the “JV Agreement”) in April 2015. Consistent with our strategy to create opportunities that are accretive to stockholder value, the JV Agreement entitles us to acquisition fees, annual asset management fees, and most significantly, a favorable waterfall return of cash flows and all capital proceeds (from the sale of the properties, refinancing, or other capital events) from the joint venture portfolio. The JV Agreement will enable us to continue our strategy of acquiring additional senior housing facilities and building a diversified portfolio to increase funds from operations and stockholder value. Thus, our executive team has been tasked and incentivized to continue raising institutional third party capital for further growth of the Company.

2015 Compensation Program

Our executive compensation program is intended to align the interests of our executive officers with the interests of our stockholders, attract and retain talented executive officers, reward exceptional performance and promote teamwork and collaboration among the executive team.

Our executive compensation program consists of four elements: base salaries, annual cash incentive compensation, annual equity awards and severance benefits. We believe our executive compensation program is appropriately structured to accomplish our objectives above.

Independent Compensation Consultant

In determining the total compensation of our executive officers, our Compensation Committee is assisted by an independent compensation consultant. In 2015, our Compensation Committee engaged VisionLink Advisory Group (the “Compensation Consultant”) to review and analyze our prior executive compensation program and our proposed executive compensation program and compare it with compensation programs at similar peer companies.

The Compensation Consultant neither performed any other services for us, nor received any fees from us, that were not related to its review and analysis of our executive compensation program, and our management and the Compensation Committee determined that the Compensation Consultant was independent, based in part on the following additional reasons:

•	We believe that the policies and procedures of the Compensation Consultant are reasonably designed to prevent conflicts of interest;
•	There are no business ventures or personal relationships between the Compensation Consultant and any member of the Compensation Committee; and
•	There is no affiliation between any member of the Compensation Consultant’s team and any member of our Board or any of our executive officers

Historical Executive Compensation

The following table provides certain information concerning compensation for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary		Bonus	Total

Kent Eikanas President & Chief Operating Officer	2014	$252,500		$114,137	$366,637
	2013	$56,597	(1)	$—	$56,597
Elizabeth Pagliarini Chief Financial Officer and Treasurer (3)	2014	$97,500		$20,000	$117,500
	2013	$—		$—	$—
Peter Elwell (4) Chief Investment Officer	2014	$157,875	(1)	$39,827	$197,702
	2013	$—		$—	$—
Dominic Petrucci Former Interim Chief Financial Officer and Treasurer	2014	$243,000	(2)	$—	$243,000
	2013	$20,000	(2)	$—	$20,000

(1)	Reimbursements for our executive officer’s salary included a 7% surcharge intended to cover our allocable portion of such executive officer’s benefits and payroll expenses and taxes paid by CRA, our former advisor and its affiliates for 2013 and through March 31, 2014. Effective April 1, 2014, salary was paid by the Company.
(2)	Appointed effective November 1, 2013. The amounts shown reflect consultation service fees made by us. Mr. Petrucci resigned as our interim Chief Financial Officer and was replaced by Ms. Elizabeth Pagliarini in September 2014.
(3)	Ms. Elizabeth Pagliarini was hired as Controller in June 2014 and appointed Chief Financial Officer effective September 1, 2014.
(4)	Mr. Peter Elwell was previously Vice President and appointed Chief Investment Officer effective January 1, 2015.

Employment Agreements with Named Executive Officers

The Company has entered into employment agreements with each of its named executive officers, Kent Eikanas (our President and Chief Operating Officer), Elizabeth Pagliarini (our Chief Financial Officer and Treasurer) and Peter Elwell (our Chief Investment Officer). These employment agreements were effective on September 23, 2015 and approved by our Compensation Committee and our Board.

As described further below, each employment agreement has a three-year term and contains standard terms relating to salary, bonus, position, duties and benefits (including eligibility for equity compensation), as well as a special cash payment following a change in control of the Company.

Under each employment agreement,

(a) the term “cause” means:

•	the willful or grossly negligent failure by the executive to perform his or her duties and obligations under the employment agreement, other than any such failure resulting from the disability of the executive;

•	the executive’s indictment for, conviction of, or plea of guilty or nolo contendere to, a crime or offense (i) constituting a felony or involving fraud, embezzlement or moral turpitude or (ii) involving the property of the Company that results in a material loss to the Company; provided that, in the event that Executive is arrested for such a crime or offense, then Company may, at its option, place the executive on paid leave of absence, pending the final outcome of such arrest;

•	the executive’s violation of the law which results in a conviction, which violation in the reasonable opinion of the Board, after consultation with outside independent counsel (appointed with concurrent approval by Board and executive), is material and injurious to Company; or

•	the executive’s material breach of any material agreement with or material policy of the Company.

(b) the term “good reason” means:

•	a failure to pay or reduction in the executive’s base salary;

•	a material diminution in or other substantial adverse alteration in the nature or scope of the executive’s authority, title, duties and responsibilities (including reporting responsibilities) with the Company as set forth in his or her employment agreement; or

•	the executive has been asked to relocate his or her principal place of business to a location that is more than thirty (30) miles from Company’s offices located in Lake Forest, CA.

and (c) the term “change in control” means a change of control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), plus the occurrence of any of the following:

•	the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”));

•	any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise;

•	during any period of twelve (12) consecutive months, present and certain new directors cease for any reason to constitute a majority of the Board;

•	the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the shares of voting stock of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the shares of voting stock of the Company that were outstanding immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50 percent or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

•	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The employment agreements also contain non-disclosure and non-solicitation provisions. During the period of the employment agreement and the longer of three months or the time for which the named employee is still being paid under the employment agreement (but not to exceed one year), the named executive officer shall not disclose any confidential information about the Company and shall not solicit any customer or employee of the Company to cease doing business with or make or modify their relationship with the Company. The agreements also contain bilateral non-disparagement covenants.

Potential Payments Upon Termination or Change in Control

•	Termination by the Company Without Cause or by Named Executive Officer For Good Reason. If there is a termination of employment by the Company without cause or by the named executive officer for good reason, then the named executive officer will be entitled to receive payment of any base salary amounts that have accrued but not been paid as of the termination date, any accrued but unused paid time off, expenses not yet reimbursed, vested benefits accrued through the termination date payable pursuant to the plans providing such benefits and cash severance in the amount equal to two (2) times base salary for Mr. Eikanas and one (1) times base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Omnibus Incentive Plan (as defined below) that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested, and the executive shall be entitled to reimbursement for monthly COBRA premiums.

•	Termination by the Company With Cause or by Named Executive Officer Without Good Reason. If there is a termination of employment by the Company with cause or by the named executive officer without good reason, then the named executive officer will be entitled to receive payment of any base salary amounts and unused paid time off that have accrued but not been paid as of the termination date and expenses not yet reimbursed.

•	Termination Upon Death or Disability. If there is a termination of employment as a result of death or disability, then the named executive officer will be entitled to receive payment of any base salary amounts and unused paid time off that have accrued but not been paid as of the termination date and expenses not yet reimbursed. In addition, the executive and/or his or her dependents shall be entitled to reimbursement for monthly COBRA premiums. The Company will also provide the named executive officer with, and throughout the executive’s term of employment pay the premiums on, a term life insurance policy with a death benefit of five hundred thousand dollars ($500,000) for Mr. Eikanas and two hundred fifty thousand dollars ($250,000) for Ms. Pagliarini and Mr. Elwell. The executive shall be the named insured and sole owner of the policy.

•	Termination by the Company’s Failure to Renew the Employment Agreement. If there is a termination of employment as a result of the Company’s failure to renew an executive’s applicable employment agreement, then the named executive officer will be entitled to receive payment of any base salary amounts that have accrued but not been paid as of the termination date, any accrued but unused paid time off, expenses not yet reimbursed and cash severance in the amount equal to one (1) times base salary for Mr. Eikanas and six (6) months of base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested, and the executive shall be entitled to reimbursement for monthly COBRA premiums.

•	Change in Control. If the Company undergoes a change in control during the executive’s term of employment or within six months after the termination of the executive’s employment for any reason, then the Company will pay a cash bonus in the amount equal to three (3) times base salary for Mr. Eikanas and two (2) times base salary for Ms. Pagliarini and Mr. Elwell. In addition, all options granted to the executive under the Omnibus Incentive Plan that otherwise were unvested shall immediately and fully accelerate and shall be deemed to be vested.

Director Compensation

During the 2014 fiscal year, we paid each of our independent directors a quarterly retainer of $15,000 per quarter.

In the event that a director is also one of our full time executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to our directors for their service to us is determined by the Compensation Committee of our Board, based in part on its evaluation of third party board compensation information.

Name	Fees Earned or Paid in Cash in 2014

Paul Danchik	$105,000
Daniel Johnson	$119,250	(1)
J. Steven Roush	$4,333	(2)

(1)	Includes deferment of $12,250.00 from 2013.
(2)	Appointed director as of December 10, 2014.

Effective January 2, 2014, our independent directors modified director compensation as follows:

•	$60,000.00 annual retainer, to be pro rata paid twice monthly ($15,000 per director per quarter);

•	Board meeting fee of $3,000 per meeting for each regularly scheduled Board meeting ($3,000 per director per quarter);

•	Special Board meeting fee of $1,000 per meeting, per director, which will apply to any Board meeting called by an executive officer of the Company that is not a regular scheduled Board meeting (approximately $11,000 per director per quarter for the first three quarters and $5,000 per director for the fourth quarter);

•	Committee fees of $1,000 per committee meeting duly called by an officer of the Company (approximately $1,000 per director per quarter, plus other meetings); and

•	Committee chair fee of $500 for the Audit Committee for each duly called meeting ($500 per chair per quarter).

Effective February 26, 2015, the Board reduced the director fee for each regularly scheduled Board meeting from $3,000 to $2,000 per meeting.

All directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and committees.

PROPOSAL 2

APPROVAL OF THE SUMMIT HEALTHCARE REIT, INC. 2015 OMNIBUS INCENTIVE PLAN

We previously had an Employee and Director Incentive Stock Plan (the “Incentive Stock Plan”) which provided for the grant of awards to directors, full-time employees, and other eligible participants that provide services to us. Through March 31, 2014, we had no employees, and, historically, had granted awards under the Incentive Stock Plan only to our directors. The Incentive Stock Plan expired on December 31, 2014.

Therefore, at the Annual Meeting, our stockholders will be asked to approve the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which will replace the Incentive Stock Plan. The purpose of the Omnibus Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby current or prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Approval of the Omnibus Incentive Plan requires the affirmative vote of the holders of a majority of the shares cast thereon.

The Board unanimously recommends a vote “FOR” the approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan

A copy of the Omnibus Incentive Plan is attached to this Proxy Statement as Appendix A, and the following summary of the material terms of the Omnibus Incentive Plan is qualified in its entirety by reference to the complete text of the plan.

Administration

The Omnibus Incentive Plan will be administered by the Compensation Committee of our Board or such other committee of our Board to which it has delegated power, or if no such committee or subcommittee thereof exists, the Board itself (as applicable, herein referred to as the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the Omnibus Incentive Plan. The Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Omnibus Incentive Plan and any instrument or agreement relating to, or any award granted under, the Omnibus Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the Omnibus Incentive Plan; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Omnibus Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Omnibus Incentive Plan. Any such allocation or delegation may be revoked by the Committee at any time. Unless otherwise expressly provided in the Omnibus Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to the Omnibus Incentive Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our stockholders.

Shares Subject to the Omnibus Incentive Plan

The Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under the Omnibus Incentive Plan is 3,000,000. Of this amount, the maximum number of shares for which incentive stock options may be granted is 3,000,000; the maximum number of shares for which options or stock appreciation right may be granted to any individual participant during any single fiscal year is 500,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 500,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $200,000 in total value; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $500,000. Except for substitute awards (as described below), in the event any award terminates, lapses, or is settled without the payment of the full number of shares subject to such award, including as a result of net settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under the Omnibus Incentive Plan, unless the shares are surrendered after the termination of the Omnibus Incentive Plan, and only if stockholder approval is not required under the then-applicable rules of the exchange on which the shares of common stock are listed. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards shall not be counted against the total number of shares that may be issued under the Omnibus Incentive Plan, except that substitute awards intended to qualify as “incentive stock options” shall count against the limit on incentive stock options described above. No award may be granted under the Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Options

The Committee may grant non-qualified stock options and incentive stock options under the Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the Omnibus Incentive Plan; provided that all stock options granted under the Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (1) in cash or its equivalent at the time the stock option is exercised, (2)  in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, or (3) by such other method as the Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights

The Committee may grant stock appreciation rights, with terms and conditions determined by the Committee that are not inconsistent with the Omnibus Incentive Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the numbers of shares of common stock covered by the stock appreciation right, less an amount equal to any statutory withholding amounts or taxes required to be withheld. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in tandem with or in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units

The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in its sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted shares of common stock will be retained and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Committee, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which will be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units.

Other Stock-Based Awards and other Cash-Based Awards

The Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units), and other awards denominated in cash, including, without limitation, cash bonuses, under the Omnibus Incentive Plan, including performance-based awards.

Performance Compensation Awards

The Committee may also designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of the Company (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and are limited to the following, which may be determined in accordance with Generally Accepted Accounting Principles (GAAP) or on a non-GAAP basis: net earnings or, net income (before or after taxes) or consolidated net income; basic or diluted earnings per share (before or after taxes); net revenue or net revenue growth; gross revenue or gross revenue growth, gross profit or gross profit growth; net operating profit (before or after taxes); return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); cash flow measures (including, but not limited to, funds from operations (FFO), operating cash flow, free cash flow, and/or cash flow return on capital), which may but are not required to be measured on a per share basis; actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or cost reduction goals, general and administrative expense savings; operating efficiency; objective measures of customer/client satisfaction; working capital targets; measures of economic value added or other ‘value creation’ metrics; enterprise value; sales; stockholder return; customer/client retention; competitive market metrics; employee retention; objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); comparisons of continuing operations to other operations; market share; cost of capital, debt leverage year-end cash position or book value; strategic objectives; or any combination of the foregoing. Any one or more of the performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more affiliates as a whole or any of our divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Unless otherwise determined by the Committee at the time a performance compensation award is granted, the Committee shall, during the first 90 days of a performance period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the performance compensation awards granted to any participant for such performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and to appropriately reflect the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; and (10) a change in our fiscal year.

Following the completion of a performance period, the Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the Committee has the discretion to reduce or eliminate the amount of the performance compensation award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable award agreement, the Committee does not have the discretion to (A) grant or provide payment in respect of performance compensation awards for a performance period if the performance goals for such performance period have not been attained; or (B) increase a performance compensation award above the applicable limitations set forth in the Omnibus Incentive Plan.

Effect of Certain Events on Omnibus Incentive Plan and Awards

Except as otherwise provided in an applicable award agreement, in the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the Omnibus Incentive Plan), or (b) unusual or nonrecurring events affecting us, including changes in applicable rules, rulings, regulations or other requirements that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (an “adjustment event”) the Committee shall, in respect of any such adjustment event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (i) the share limits applicable under the Omnibus Incentive Plan with respect to the number of awards which may be granted hereunder, (ii) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Omnibus Incentive Plan and (iii) the terms of any outstanding award, including, without limitation, (A) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate (with any increase requiring the approval of our board of directors), (B) the exercise price or strike price with respect to any award or (C) any applicable performance measures.

In connection with any adjustment event, the committee may, in its discretion, provide for any one or more of the following: (i) providing for (A) a substitution or assumption of awards (which we refer to as “successor awards”), (B) accelerating the exercisability of, lapse of restrictions on, or termination of, awards or (C) providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (ii) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of common stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof. For the avoidance of doubt, the Committee may cancel any stock option or stock appreciation right for no consideration if the fair market value of the shares subject to such option or stock appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or stock appreciation right.

In the event of (a) any sale, transfer, disposition, or other transaction which results in an award holder ceasing to provide services to us or any of our affiliates, or (b) a change in control, unless otherwise provided for under the terms of an award granted under the Omnibus Incentive Plan: (i) any successor awards issued in connection with such transaction will become fully vested and exercisable (to the extent applicable) upon specified qualifying terminations of the award holder’s employment following such transaction; (ii) with respect to any unvested performance-vesting awards, satisfaction of performance criteria will be measured based on actual performance through such event (or if performance levels cannot be measured, such criteria will be deemed to have been satisfied at target levels), and a successor award may be granted in respect of the vested portion of such awards.

Nontransferability of Awards

An award will not be transferable or assignable by a participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination

The board of directors may amend, alter, suspend, discontinue, or terminate the Omnibus Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the Omnibus Incentive Plan or for changes in GAAP to new accounting standards, (2) it would materially increase the number of securities which may be issued under the Omnibus Incentive Plan (except for adjustments in connection with certain corporate events), or (3) it would materially modify the requirements for participation in the Omnibus Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent. The Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided, further, that without stockholder approval, except as otherwise permitted in the Omnibus Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right, (2) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right, and (3) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents

The Committee in its sole discretion may provide part of an award with dividends, dividend equivalents, or similar payments in respect of awards, on such terms and conditions as may be determined by the Committee in its sole discretion; provided, that no dividend equivalents shall be payable in respect of outstanding (1) options or stock appreciation rights or (2) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become earned, payable or distributable).

Clawback/Forfeiture, Other Detrimental Activity

All awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any reasonable clawback, forfeiture, or other similar policy adopted by the board or committee, and applicable law. In addition, to the extent a participant receives any amount in excess of what the participant should have received under the terms of an award (including by reason of a financial restatement, mistake in calculations, or other administrative error) the committee may require the participant to repay any such excess amount.

Except as otherwise provided in an applicable award agreement, if the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in other detrimental activity that is in conflict with or adverse to our interests or the interests of any affiliate, as determined by the Committee in its sole discretion, the committee may cancel any or all of such participant’s outstanding awards, or require the participant to forfeit any gain realized on the vesting or exercise of such award, and must repay any such gain to us.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former executive officer or employee of the Company.

Equity Compensation Plan Information

Our equity compensation plan information as of December 31, 2014 and 2013 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	40,000	$8.00	See footnote	(1)

Equity compensation plans not approved by security holders	—	—	—

Total	40,000	$8.00	See footnote	(1)

(1)	The Incentive Stock Plan expired on December 31, 2014.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is responsible for discharging the Board’s responsibilities relating to the compensation of our directors and would be expected to act upon matters of executive compensation as necessary has reviewed and discussed the executive compensation disclosure required by Item 402 of Regulation S-K with management and, in reliance on these reviews and discussions, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of such disclosure in this Proxy Statement.

September 23, 2015	The Compensation Committee of the Board of Directors
Paul Danchik (Chairman), Daniel Johnson, and J. Steven Roush

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as August 31, 2015, the Record Date, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 23,027,978 shares of common stock outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Kent Eikanas	None	*
Elizabeth Pagliarini	None	*
Peter Elwell	None	*
Paul Danchik(2)	20,000	*
Daniel Johnson(2)	20,000	*
J. Steven Roush	None	*
All current directors and executive officers as a group (6 persons)	40,000	*

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following August 31, 2015, the Record Date. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. None of the securities listed are pledged as security.
(2)	Consists of shares of common stock underlying options that are immediately exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2014.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management of the Company represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accountant’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. The Audit Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit Committee, provide the foregoing report.

September 23, 2015	The Audit Committee of the Board of Directors
Paul Danchik, Daniel Johnson and J. Steven Roush (Chairman)

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm

BDO USA, LLP (“BDO”) has served as our independent registered public accounting firm since fiscal year 2013 and has audited our financial statements for the years ended December 31, 2014 and 2013. Our management believes that BDO is knowledgeable about our operations and accounting practices and is well qualified to act as our independent auditor.

Audit and Non-Audit Fees

The following table lists the aggregate fees billed for services rendered by BDO USA, LLP, our principal accountant for 2014 and 2013:

Services	2014	2013

Audit Fees(1)	$260,000	$276,170

Tax Fees(2)	90,500	—

Total	$350,500	$276,170

(1)	Audit fees billed in 2014 and 2013 consisted of the audit of our annual financial statements, reviews of our quarterly financial statements, consents, statutory and regulatory audits, financial accounting and reporting consultations and other services related to filings with the SEC.
(2)	Tax services billed in 2014 and 2013 consisted of tax compliance and tax planning and advice which were unanimously approved by the Audit Committee. In November 2014, the Company engaged a different accounting firm to provide tax consulting services and tax return preparation services to the Company on a going-forward basis.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the Audit Committee prior to the completion of the audit.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

The Independent Directors Committee has reviewed the material transactions between the Company and our affiliates (including CRA, our former advisor) since the beginning of 2014, as well as any such currently proposed transactions. Set forth below is a description of such transactions.

Our Relationships with CRA, our former advisor

On March 17, 2014 we delivered written notice to CRA, our advisor, terminating the Advisory Agreement effective May 16, 2014. We attempted to effectuate an orderly transition with CRA. However, on April 1, 2014, CRA and certain of its affiliates filed suit in Orange County (CA) Superior Court containing assertions against the Company, its directors and officers. The filing of this claim effectively accelerated termination of the Advisory Agreement as of April 1, 2014.

Cornerstone Industrial Properties, LLC is the sole member of CRA. Cornerstone Ventures, Inc. (“CVI”) is the managing member of Cornerstone Industrial Properties, LLC. Terry G. Roussel, our former Chairman, President and Chief Executive Officer, is the majority shareholder of CVI. The fees that we paid to CRA are summarized below.

•	During the fiscal year ended December 31, 2014 and 2013, CRA earned approximately $0 and $0.5 million respectively in acquisition fees from us and did not incur any acquisition expenses on our behalf.

•	During the year ended December 31, 2014 and 2013, CRA earned approximately $0.2 million and $0.8 million respectively in asset management fees and expenses from us.

•	For the year ended December 31, 2014 and 2013, we reimbursed CRA for approximately $0.2 million and $1.3 million, respectively, for operating expenses allocated to us.

•	For the year ended December 31, 2014 and 2013, property management fees paid to CRA was $42,000 and $0.2 million, respectively.

•	For the year ended December 31, 2014 and 2013, leasing fees paid by us to CRA was $0 and $1.2 million, respectively.

•	During the year ended December 31, 2014 and 2013, CRA earned approximately $0 and $0.6 million, respectively, in property disposition fees from us.

•	During the year ended December 31, 2014, we did not pay any subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to CRA or its affiliates. None of these fees have been earned, nor are we expected to be paid based upon Advisory Agreement termination and investment performance since inception.

Listing/Liquidation Stage Fees and Expenses

•	Property disposition fees (payable to CRA or its affiliates), if CRA or its affiliates performed substantial services in connection with property sales, equal to an amount up to 3.0% of the price of the properties sold; provided that the total real estate commissions (including any property disposition fee payable to CRA or its affiliates) paid to all persons with respect to any property may not exceed an amount equal to the lesser of (i) 6.0% of the aggregate contract sales price of such property or (ii) the competitive real estate commission for such property.

•	After stockholders had received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, CRA would have been entitled to a subordinated participation in net sales proceeds ranging from a low of 5% of net sales proceeds; provided that investors earned annualized returns of 6%, to a high of 15% of net sales proceeds, if investors earned annualized returns of 10% or more. Based upon investment performance from inception to date and the termination of the Advisory Agreement, no incentive fee of this type has been paid or would be earned by CRA.

•	Upon termination of the Advisory Agreement, CRA would have been entitled to receive the subordinated performance fee due upon termination, payable in the form of a promissory note. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the Advisory Agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the Advisory Agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more. Based upon investment performance from inception to date and the termination of the Advisory Agreement, no incentive fee of this type has been paid or would be earned by CRA.

•	In the event that we list our stock for trading, CRA would have been entitled to receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more. Based upon investment performance from inception to date and the termination of the Advisory Agreement, no incentive fee of this type has been paid or would be earned by CRA.

•	During the year ended December 31, 2014, we did not pay any subordinated participation in net sales proceeds, subordinated termination fees due upon termination, or subordinated incentive listing fees to CRA or its affiliates.

Other Transactions involving Affiliates

Sherburne Commons Mortgage Loan

 On December 14, 2009, we made a participating first mortgage loan commitment of $8.0 million to Nantucket Acquisition LLC, a Delaware limited liability company managed by CVI, an affiliate of CRA, in connection with Nantucket Acquisition’s purchase of a 60-unit senior living community known as Sherburne Commons located on the island of Nantucket, MA. The loan would have matured on January 1, 2015. Due to the borrower suspending their interest payments in the first quarter of 2011, we issued them a notice of default on June 30, 2011. On October 6, 2014, we foreclosed on the Sherburne Commons property, however we did not take possession of the property. In January 2015, we sold the property.

Our Policy regarding Transactions with Affiliates

Our charter requires our Independent Directors Committee to review and approve all transactions involving our affiliates and us. For example, prior to entering into a transaction with an affiliate, a majority of the Independent Directors Committee must have concluded that the transaction was fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our Independent Directors Committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs.

Our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our President, Chief Financial Officer, or the Chairman of our Audit Committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2016 Annual Meeting of Stockholders must be received by our Corporate Secretary, Summit Healthcare REIT, Inc. 2 South Pointe Drive, Suite 100, Lake Forest, California 92630 no later than May 31, 2016.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our Bylaws. Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of our Bylaws, including delivery of notice of such proposal to our Corporate Secretary at the address above no earlier than May 1, 2016, and no later than May 31, 2016. Our Corporate Secretary will provide a copy of our Bylaws to any stockholder of the Company upon written request and without charge.

We have adopted a process for stockholders to send communications to our Board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Kent Eikanas
President and Chief Operating Officer

Appendix A

SUMMIT HEALTHCARE REIT, INC.
2015 OMNIBUS INCENTIVE PLAN

1.          Purpose. The purpose of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2.          Definitions. The following definitions shall be applicable throughout the Plan.

(a)          “Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(b)          “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(c)          “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Other Cash-Based Award and Performance Compensation Award granted under the Plan.

(d)          “Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.

(e)          “Board” means the Board of Directors of the Company.

(f)          “Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause”, as defined in any employment, consulting or similar agreement between the Participant and any member of the Company Group in effect at the time of such Termination, or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) the breach by Participant of the terms of any employment or severance agreement to which Participant is a party with any member of the Company Group, (B) if Participant has no such agreement, a breach of the terms of Participant’s employment (including, without limitation, the material policies of the Service Recipient, as applicable relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient), (C) the willful failure or refusal to perform Participant’s material duties for the Service Recipient or any member of the Company Group, as applicable, (D) the insubordination or disregard of the legal directives of the Board or senior management of the Company, as applicable, which are not inconsistent with the scope, ethics and nature of Participant’s duties and responsibilities, (E) engaging in misconduct that has, or could reasonably be expected to have, a material and adverse impact on the reputation, business, business relationships or financial condition of any member of the Company Group, (F) the commission of an act of fraud or embezzlement or acts of personal dishonesty involving personal profit against any member of the Company Group or (G) commission of acts constituting, any conviction of, or plea of guilty or nolo contendere to, a felony or of a crime involving fraud or misrepresentation, or any other crime that results, or could reasonably be expected to result in, material harm to the business or reputation of any member of the Company Group.

(g)          “Change in Control” means a Change of Control for purposes of Section 409A of the Code plus the occurrence of any of the following:

(i)          the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (“Act”));

(ii)         any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any Affiliate, (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, or (iii) any acquisition which complies with clauses (i), (ii) and (iii) of subsection 2(g)(iv) below;

(iii)        during any period of twelve (12) consecutive months, Present and/or New Directors cease for any reason to constitute a majority of the Board. For the purposes hereof, “Present Directors” shall mean individuals who at the beginning of any one year period were members of the Board. “New Directors” shall mean any directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company who, at the time of such vote, were either Present Directors or New Directors but excluding any such individual whose initial assumption of office occurs solely as a result of an actual or threatened proxy contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iv)        the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the shares of voting stock of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the shares of voting stock of the Company that were outstanding immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(v)         the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(h)          “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)          “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(j)          “Common Stock” means the common stock, par value $0.001 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(k)          “Company” means Summit Healthcare REIT, Inc. a Maryland corporation, and any successor thereto.

(l)          “Company Group” means, collectively, the Company and any its Subsidiaries.

(m)          “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)          “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(o)          “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with any member of the Company Group; or (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

(p)          “Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability”, as defined in any employment, consulting or similar agreement between the Participant and the Service Recipient in effect at the time of determination; or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Company (or designee) in its sole and absolute discretion.

(q)          “Effective Date” means October 28, 2015.

(r)          “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; (ii) with respect to actions intended to obtain the exception for performance-based compensation under 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code; and (iii) with respect to actions undertaken to comply with the rules of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(s)          “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from any member of the Company Group (and would satisfy the provisions of any of clauses (i) through (iii) above once he or she begins employment with or providing services to any member of the Company Group), who, in the case of each of clauses (i) through (iv) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(t)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u)          “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(v)         “Fair Market Value” means, on a given date, if (i) the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock in their sole and absolute discretion.

(w)          “GAAP” has the meaning given such term in Section 14(b) of the Plan

(x)          “Immediate Family Members” has the meaning given such term in Section 14(b) of the Plan.

(y)          “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(z)          “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(aa)         “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(bb)         “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(cc)         “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(dd)         “Option” means an Award granted under Section 7 of the Plan.

(ee)         “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ff)         “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is payable without reference to the value of Common Stock.

(gg)         “Other Stock-Based Award” means an Award granted under Section 10 of the Plan that is payable by reference to the value of Common Stock.

(hh)         “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(ii)         “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(jj)         “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(kk)         “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ll)         “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(mm)         “Performance Period” means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(nn)         “Permitted Transferee” has the meaning given such term in Section 14(b) of the Plan.

(oo)         “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

(pp)         “Plan” means this Summit Healthcare 2015 Omnibus Incentive Plan, as it may be amended from time to time.

(qq)         “Qualifying Termination” means a Termination of a Participant’s employment or service with a Successor Company and its Subsidiaries during the period beginning on a Change in Control, and ending on the first anniversary of such Change in Control.

(rr)         “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss)         “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt)         “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu)         “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv)         “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(ww)         “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(xx)        “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(yy)         “Subsidiary” means, with respect to any specified Person:

(i)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)         any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(zz)         “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(aaa)        “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(bbb)        “Successor Award” has the meaning given such term in Section 12(b)(i) of the Plan.

(ccc)        “Successor Company” means an acquiring company or successor to the Company, or the surviving company of a Change in Control, or, if any, the parent or holding company thereof.

(ddd)        “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

(eee)        “Vesting Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

3.          Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.          Administration.

(a)          The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)          Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt Sub-Plans.

(c)          Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act, and/or the exceptions under Section 162(m) of the Code related to persons who are subject to Section 16 of the Exchange Act and/or who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code, will be taken only by a committee or subcommittee of two or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(d)          Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any other member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)          No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award granted hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Person harmless.

(f)          Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.          Grant of Awards; Shares Subject to the Plan; Limitations.

(a)          The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b)          Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 500,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $200,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); and (vi) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $500,000.

(c)          Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant. Shares of Common Stock withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or Strike Price, or taxes relating to an Award, shall be deemed to constitute shares not issued to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either: (i) the applicable shares are withheld or surrendered following the termination of the Plan; or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Common Stock is listed.

(d)          Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e)          Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6.          Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.          Options.

(a)          General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)          Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c)          Vesting and Expiration; Termination.

(i)          Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason. Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(ii)         Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d)          Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e)          Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f)          Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.          Stock Appreciation Rights.

(a)          General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)          Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c)          Vesting and Expiration; Termination.

(i)          A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any SAR at any time and for any reason. SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii)         Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d)          Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)          Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9.          Restricted Stock and Restricted Stock Units.

(a)          General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)          Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c)          Vesting; Termination.

(i)          Restricted Stock and Restricted Stock Units shall vest, and any applicable Vesting Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that, notwithstanding any such dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Unit or the lapsing of any applicable Vesting Period at any time and for any reason.

(ii)         Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock or Restricted Stock Units, as applicable, have vested, (A) all vesting with respect to such Participant’s Restricted Stock or Restricted Stock Units, as applicable, shall cease and (B) unvested shares of Restricted Stock and unvested Restricted Stock Units, as applicable, shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

(d)          Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i)          Upon the expiration of the Vesting Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)         Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Vesting Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units. If a cash payment is made in lieu of issuing shares of Common Stock in settlement of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Vesting Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Vesting Period lapses with respect to on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(e)          Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SUMMIT HEALTHCARE REIT, INC. 2015 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN SUMMIT HEALTHCARE REIT, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SUMMIT HEALTHCARE REIT, INC.

10.         Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock, valued by reference to, or are otherwise based on the Fair Market Value per share of Common Stock, including, without limitation, performance shares or performance units, or other Awards denominated in cash, (including, without limitation, cash bonuses), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement, and each Other Cash-Based Awards shall be evidenced such form as the Committee may determine from time to time. Each Other Stock-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(c) of the Plan.

11.         Performance Compensation Awards.

(a)          General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b)          Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e). Within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)          Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following, which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis: (i) net earnings, net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, funds from operations (FFO), operating cash flow, free cash flow, or cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage year-end cash position or book value; (xxvii) strategic objectives; (xxviii) acquisition of third party or joint venture capital; or (xxvix) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d)          Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e)          Payment of Performance Compensation Awards.

(i)          Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)         Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)        Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(f)          Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement, the Committee shall not have the discretion to: (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(g)          Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

12.         Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, except as otherwise provided for in an Award Agreement, the following provisions shall apply to all Awards granted hereunder (except Other Cash-Based awards):

(a)          General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Account Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment made under this Section 12 shall be made in good faith by the Committee and shall be conclusive and binding for all purposes.

(b)          Adjustment Events. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event, the Committee may, in its sole discretion, provide for any one or more of the following:

(i)          providing for (A) subject to Section 12(c), a substitution or assumption of Awards (any substituted Award or assumed Award, a “Successor Award”), (B) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards, or (C) providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(ii)         subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancelling any one or more outstanding Awards and causing to be paid to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards that are not vested as of such cancellation, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards prior to such cancellation, or the underlying shares in respect thereof;

(c)          Corporate Transactions. Except as may otherwise be provided in an Award Agreement or otherwise determined by the Committee, in the event of (x) any sale, transfer, disposition, or other transaction of assets to any Person that is not an Affiliate of the Company which results in the Participant’s ceasing to provide services to any member of the Company Group, or (y) a Change in Control of the Company:

(i)          with respect to each Successor Award issued pursuant to the first clause of Section 12(b)(i) which vests solely based upon the continued employment or service of the Participant, if the Participant experiences a Qualifying Termination, such Successor Award shall become fully vested and exercisable (to the extent applicable), and any forfeiture provisions will lapse; and

(ii)         with respect to each outstanding and unvested Award that is subject to any performance-based vesting conditions or criteria, (A) satisfaction of the performance-based conditions or criteria shall be measured based on actual performance through the date of such Change in Control (and to the extent the Committee cannot determine whether a performance level has been achieved, satisfaction shall be deemed to have occurred at target levels), and (B) a Successor Award may be issued with respect to a prorated portion of such Award (with such proration determined based on the satisfaction of the performance-based conditions or criteria), provided, that, any such Successor Award shall become fully vested and exercisable (to the extent applicable), and any forfeiture provisions will lapse, on the last day of the performance period that was applicable to such Award prior to the Change in Control, subject to the Participant’s continued employment with the Successor Company and its Subsidiaries through such date, or, if earlier, on the date the Participant experiences a Qualifying Termination.

Payments to holders pursuant to clause (b)(ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(d)          Other Requirements. Except as otherwise provided for in an Award Agreement, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

13.         Amendments and Termination.

(a)          Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12 of the Plan) or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b)          Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14.         General.

(a)          Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom the award was granted, and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

(b)          Nontransferability.

(i)          Each Award shall be exercisable only by such Participant to whom the award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)         Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)        The terms of any Award transferred in accordance with class (ii), above, shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)          Dividends and Dividend Equivalents. The Committee, in its sole discretion, may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d)          Tax Withholding.

(i)          A Participant shall be required to pay to the Company or any other member of the Company Group, and the Company or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

(ii)         Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability.

(e)          Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

(f)          No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any other member of the Company Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and nay member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g)          International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.

(h)          Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(i)          Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j)          No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k)          Government and Other Regulations.

(i)          The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)         The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

(l)          No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m)          Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n)          Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting equity awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(o)          No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p)          Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q)          Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r)          Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and performed wholly within the State of California, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

(s)          Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)          Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u)          409A of the Code.

(i)          Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code and any Treasury Regulations promulgated thereunder (collectively, “Section 409A of the Code”), and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii)         Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)        Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v)         Clawback/Forfeiture. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any reasonable clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law.

(w)          Detrimental Activity. Notwithstanding anything to the contrary contained herein, except as otherwise provided for in an Award Agreement, if a Participant has engaged in any Detrimental Activity, as determined by the Committee in good faith, the Committee may provide for one or more of the following:

(i)          cancel any or all of such Participant’s outstanding Awards; or

(ii)         require such Participant to forfeit any gain realized on the vesting or exercise of Awards, and to repay any such gain to promptly to the Company.

(x)          Right of Offset. Except as otherwise provided for in an Award Agreement, the Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y)          Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Stockholder Meeting 2 South Pointe Drive, Suite 100 Lake Forest, CA 92630 on October 28, 2015

Please detach at perforation before mailing.

PROXY	SUMMIT HEALTHCARE REIT, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 28, 2015

This Proxy Solicited on Behalf of the Board of Directors

The undersigned stockholder of Summit Healthcare REIT, Inc., a Maryland corporation (the “Company”), hereby appoints Elizabeth Pagliarini and Kent Eikanas, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 2 South Pointe Drive, Suite 100, Lake Forest, California 92630, on October 28, 2015, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR” all nominees listed in Proposal 1, “FOR” the approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan in Proposal 2, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, director, guardian, etc., please sign your title as such. Joint owners should each sign.

Signature

Signature (if held jointly)

Date	SUM_26852_080315

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Summit Healthcare REIT, Inc.

Stockholder Meeting to Be Held on October 28, 2015.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/sum-26852

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

The Board of Directors recommends a vote “FOR” for all nominees listed in Proposal 1 and “FOR” the approval of the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan in Proposal 2.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE: █

1.	Election of Directors:			FOR	WITHHOLD	FOR ALL
	Nominees:			ALL	ALL	EXCEPT
	01. Paul Danchik	02. J. Steven Roush	03. Suzanne Koenig	☐	☐	☐

To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	To approve the Summit Healthcare REIT, Inc. 2015 Omnibus Incentive Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

SUM_26852_080315